UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2008

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement

On July 2, 2008, Cybex International, Inc. (“Cybex”) entered into a credit agreement (the “Citizens Credit Agreement”) with RBS Citizens, National Association (“Citizens”), providing for a revolving line of credit of up to the lesser of $15,000,000 or an amount determined by reference to a borrowing base. Advances under the facility will bear interest at a floating rate equal to LIBOR plus 1.5% or the prime rate minus 1%. The revolving line of credit is available to July 1, 2011 and is secured by Cybex’s accounts receivable and inventory.

There are no material relationships between Cybex or its affiliates and Citizens or its affiliates, other than in respect to the transactions contemplated by the Citizens Credit Agreement and other standard banking arrangements.

Item 1.02	Termination of a Material Definitive Agreement

On July 2, 2008, the Financing Agreement dated July 16, 2003, as amended (the “CIT Financing Agreement”), between Cybex and The CIT Group/Business Credit, Inc. (“CIT”) was replaced by the Citizens Credit Agreement described in Item 1.01 above and accordingly was terminated. The CIT Financing Agreement had provided Cybex with a working capital revolving loan facility of up to the lesser of $14,000,000 or an amount determined by reference to a borrowing base.

There are no material relationships between Cybex or its affiliates and CIT or its affiliates, other than in respect to the transactions contemplated by the CIT Financing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2008

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer